Exhibit 10.19
(English Translation)

Contract Name: Subcontract of Gezhouba Inner	Date: October 20, 2010
Mongolia Wind Tower Tube Manufacturing Project

Subcontract of Gezhouba Inner Mongolia Wind Tower Tube Manufacturing Project

Contract No. XXJFD-10-020

Party A: Gezhouba Inner Mongolia Wind Power Equipment Co., Ltd.
Party B: Liaoning Creative Wind Power Equipment Co., Ltd.

This Contract is made between Party A and Party B in Kailu Town, Tongliao, Inner Mongolia on October 20, 2010.
    Whereas Party A is desirous that Party B should take the subcontracted project, that is, the Manufacturing Contract of Wind Tower Tube of Inner Mongolia Huade Cheliwusu Wind Power Plant. The contract machine models comprise 33 sets of 1.5MW Gold Wind Power Machines, 33 sets of 1.5MW Sinovel Wind Power Machines. The total amount of Wind Power Machines is 66.
Party A has accepted the fixed and tax-included material unit price of 898,400 YUAN (EIGHT HUNDRED NINETY-EIGHT THOUSAND FOUR HUNDRED YUAN) per set for Gold Wind Machine (7020 YUAN per ton) and the fixed and tax-included manufacturing unit price of 395,000 YUAN (THREE HUNDRED AND NINETY-FIVE THOUSAND) per set; fixed and tax-included material unit price of 930,600 YUAN (NINE HUNDRED AND THIRTY-THOUSAND SIX HUNDRED YUAN) per set for Sinovel Machine (7020 YUAN per ton) and fixed and tax-included manufacturing unit price of 395,000 YUAN (THREE HUNDRED AND NINETY-FIVE THOUSAND YUAN) per set as the project quoted price for manufacturing, completion and defect treatment of the subcontracted project. The total contract price is estimated to be 86,427,000.00 YUAN (EIGHTY-SIX MILLION FOUR HUNDRED TWENTY-SEVEN THOUSAND YUAN). The completed quantities of the subject are subject to Party A’s approval.
    Regarding the Contract, Party A and Party B hereby agree as follows:
1.	Technical Terms shall be strictly observed (Design Specification and Technical Agreement);
2.	Commercial Terms shall be carried out to the letter;
3.
The above mentioned documents are considered to complement and explain each other. If ambiguity or contradiction arises, one should follow the first-mentioned terms; if the two are in the same order, one shall observe the after-mentioned terms.

4.
After both parties have signed the contract, Party A is expected to pay 20% of material purchase expense to Party B. Party A pays 10% of manufacturing expenses when materials are on site, and pays the remaining 60% expenses after delivery. The residual 10% is retained as quality deposit.

5.	If no dispute is raised, the quality deposit, which takes up 10% of the total contract price, will be refunded to Party B.
6.	The contract shall come into effect as soon as it is duly signed by both parties.
7.
Party A and Party B both agree that the hereby subcontract (including all contract documents) has encompassed all of their agreement, understanding, commitment and covenant, and that the hereby subcontract has collected, combined and substitute all previous negotiations, understanding and agreement. Both Parties assent that, other than the persons who perform the same procedure of the subcontract beyond any written form, anyone that make any revision or change to the hereby subcontract (except for the special provisions in the contract) shall not be effective or binding.

Contract Name: Subcontract of Gezhouba Inner	Date: October 20, 2010
Mongolia Wind Tower Tube Manufacturing Project

Commercial Terms
Article 1
1.1 Party B shall submit documents of manufacturing schedule and process.
Party B is expected to submit a detailed aggregate manufacturing schedule to Party A for record and investigation within five days after the contract is signed. Meanwhile, after the manufacture goes into operation, Party B should submit a scheduled plan every seven days.
1.2 Material Documents that shall be submitted by Party B
In conformity with the Contract, Party B shall provide effective test documents in order to act in concert with the equipment acceptance inspection of Party A and shall supply onsite technical services of equipment installation.
1.3 Transfer: the hereby project must not be transferred or subcontracted (except for anticorrosion and transportation procedures).

Article 2
2.1 Responsibilities of Party B on the subcontracted project
2.1.1 General Responsibilities of Party B
(1) To perform strictly to contract requirements.
Following the contract requirements, Party B should organize the manufacture carefully to meet the schedule, and supply Party A with relevant service and quality assurance.
Party A is entitled to suspend or terminate the contract according to the satisfactory degree of manufacturing schedule, quality and delivery on the basis of contract requirements. The resulting responsibilities and economic loss should be taken by Party B.
(2) To assure the quality of products
All aspects of Party B’s manufacture should be in strict accordance with contract, manufacturing drawings and technology documents to meet the requirements on project quality and schedule.
Supervision engineers and Party A are in charge of overall manufacturing process management of the subcontracted project, including time schedule, material, manufacturing techniques, manufacturing schedule, quality accidents management and the approval of quality inspection. However, none of Party B’s liabilities and responsibilities towards the hereby subcontract project is exempted or reduced.
After each batch of project equipments is inspected to be satisfied by Party B, Party B has to apply for the inspection from Party A’s Technology and Quality Administration Department. It is Party A’s Technology and Quality Administration Department who is in charge of acceptance inspection and staff arrangement for patrol and random inspections during the manufacturing process.
(3) Safe and Civil Manufacture
Party B shall implement the national regulations about safe and civil manufacture, and organize the manufacture according to civil manufacturing measures.
2.1.2 Usage of Main Materials
The materials of tower tube mentioned in this contract are purchased by Party B. Party A provides no materials.

Contract Name: Subcontract of Gezhouba Inner	Date: October 20, 2010
Mongolia Wind Tower Tube Manufacturing Project

If damage or deficiency of material or components occurred due to the improper use of Party B, Party B has to purchase the licensed materials required by the contract to make up the deficiency. Equipped with ex-factory certification and quality certificates, the makeup materials cannot be used until the approval of Party A is gained. Welding tests of welding test piece are carried out by Party B while the third party performance tests are launched by Party A. Other materials (such as anticorrosive material, transport Mi-brace materials, wrap materials, etc.) shall be purchased by Party B, when painting materials should bear ex-factory certification and quality certificates.
2.1.3 Party B shall offer and present relevant acceptance investigation forms to Party A for approval, and to provide self-inspection record as required. Acceptance investigation on completion investigation materials should also be submitted.
2.1.4 Technical Service
Upon receipt of Party A’s notice, Party B shall send qualified personnel to conduct on-site technical service.
2.2 Possible consequence if Party B breaches the Subcontract Responsibility Letter
        If acceptance investigation or usage cannot be achieved due to the deferred manufacturing schedule or failure in project quality, Party B must bear the corresponding responsibility and economic loss as prescribed in Article 4.2.

Article 3
3.1 Commencement of the Subcontracted Project; Time of Completion of Party B
3.1.1 Once the subcontract is mutually signed, manufacture should be prepared. According to the time schedule prescribed by Party A, delivery should be gained by October 31, 2011.
3.1.2 Party B should organize the manufacture in accordance with the controlled manufacturing schedule or the manufacturing scheme revised by Party A, for which Party B shall not claim for indemnity.
3.2 Breach Penalty
(1) Failure by one Party to perform the obligation under this contract constitutes breach. The defaulting Party is liable to sustain the losses of the other party.
(2) If Party B fails to deliver the contract equipments on the specified date or before the deferred deadline approved by both parties through negotiation, Party B shall pay 5% of the total contract price per day, which will be deducted from the project settlement accounts of Party B. If the delivery of contract equipments is deferred for more than one month, Party A has the right to revoke part or the whole contract. In addition, Party B will suffer the breach penalty and compensate Party A’s loss.
(3) Penalty of Quality Breach
If the manufacturing quality fails to meet the requirements of the contract because of Party B, Party B should take immediate actions and pay 5% of the project price as penalty according to the degree of loss.
(4) The total amount of the breach penalty shall not be more than 10% of the project price.
(5) Party A can deduct the aforementioned breach penalty from other payments at maturity of Party B. None of Party B’s liabilities and other responsibilities required in the subcontracted project shall be terminated due to the payment or deduction of this breach penalty.
(6) If Party B achieves completion on schedule, Party A should contact the Wind-Power Plant to deliver the products within the prescribed time. If delivery is deferred, Party B will receive a certain amount of indemnities. (The total amount of indemnities shall not excess 10% of the project price.)

Article 4 Change Directive
Party B should obtain all the change directives of subcontracted project only from Party A. Party B shall not lodge an indemnity claim due to Party A’s change directives.

Contract Name: Subcontract of Gezhouba Inner	Date: October 20, 2010
Mongolia Wind Tower Tube Manufacturing Project

Article 5 Obligation
5.1 Obligations of Party B before Transfer
Before transfer, Party B is responsible for necessary preservation, storage and defect treatment, to make sure that the subcontracted project remains in a satisfactory state as required in the project by Party A
5.2 Obligations of Party B after Transfer
5.2.1 Party B shall ensure the project manufacturing quality. Party B is supposed to take immediate actions towards unsuitable fittings or measurements upon Party A’s installation of tower tubes. Party B should manufacture the products according to the usage standard of the equipment with fine quality. Besides, Party B shall guarantee that there is no default in his work according to the contract due to any activities conducted by Party B.
5.2.2 Party B shall ensure the project manufacturing quality and meet the requirements of the project demanded by Party A.
5.2.3 Party B shall provide with the relevant technical services during the period of warranty.
5.2.4 If any quality defects arise during the period of warranty, Party B shall launch an on-site treatment within 24 hours after the receipt of Party A’s notice. If the defects or damages are produced by Party B, the quality warranty period of the project under treatment will be prolonged to 18 months after investigation acceptance.
5.2.5 Party A has the right to claim for indemnities if there is damages lead by any project quality defects and/or damages caused by Party B, and/or works that is not in compliance with the manufacturing drawings and technical requirements of Party A, and/or misdirection of Party B’s technical personnel or Party B’s technical documents during the process of manufacture, usage and acceptance investigation and within the period of quality warranty.

This Subcontract is in quadruplicate, two for each party.
This Subcontract shall come into effect after it is duly signed by the legal representatives or the entrusted agents of both parties and is stamped by contract seals.

Note: Party A claims that the Appendix of the Contract constitutes an integral part of the hereby Contract, which is legally of equal effect.

Party A: Gezhouba Inner Mongolia Wind Power Equipment Co., Ltd. (Seal)
Address: Recycling Economy Industrial Park, Kailu Town, Tongliao, Inner Mongolia
Legal Representative:
Contact Person: Shaopei Zhu
Tel: 0475-2332995    15004989678
Fax: 0475-2332998
Opening Bank: Kailu Branch of ICBC
Account No.:
Tax ID:

Party B: Liaoning Creative Wind Power Equipment Co., Ltd (Seal)
Address: Maoshan Industrial Park, Yinzhou District, Tieling, Liaoning
Legal Representative:
Contact Person: Zhang Chi
Tel: 13841007798
Fax: 0410-6129933
Opening Bank: Tieling Southern-City Branch of Construction Bank
Account No.:
Tax ID: